EXHIBIT 2.3

THIS AGREEMENT is made the 9th day of April 2003

BETWEEN

(1) DDL EUROPE LIMITED a company registered in Northern Ireland with number NI 24418 whose registered office is at 72 Silverwood Road, Lurgan BT 66 6NB ("the Vendor")

(2) ALINA LIMITED a company registered in Northern Ireland with number NI 45402 whose registered office is at Marlborough House, 30 Victoria Street, Belfast BT1 3GS ("the Purchaser"; and

(3) SMTEK INTERNATIONAL, INC. a company registered in Delaware whose registered office is at 200 Science Drive, Moorpark California 93021-2003 USA ("the Guarantor")

WHEREAS:

(A) The parties hereto have entered into a share sale agreement dated 21st March 2003 ("the Principal Agreement") for the sale by the Vendor to the Purchaser of the entire issued shares capital of SMTEK Europe Limited.
(B) The parties have agreed to vary the terms of the Principal
Agreement as set out below.

IT IS AGREED AS FOLLOWS:

1. INTERPRETATION

All word and expressions defined in the Principal Agreement shall have the same meaning in this Agreement.

2. GUARANTOR'S OBLIGATIONS

2.1 The Guarantor agrees to assume liability for payment of the debts details of which are set out in the Schedule hereto ("the Debts") which the Guarantor acknowledges are now due and owing by the Company to the persons whose names are listed opposite the Debts respectively ("the Creditors" and "Creditor" shall mean any of them).

2.2 The Guarantor will forthwith deliver to the Purchaser a novation agreement in the form of the draft attached hereto signed by each Creditor, the Guarantor and the Company.

2.3 The Guarantor will indemnify and keep indemnified the Purchaser and the Company in respect of any claims which may be made by the Creditors in respect of the Debts.

3. VARIATION

3.1 In consideration of the obligations of the Guarantor described in clause 2, the parties hereto agree that the Principal Agreement shall be varied as follows:

the following provisions will be deleted from the Principal Agreement:
a. clause 7.5;
b. clause 12;
c. schedule 6 with the exception of Warranties 2.1, 2.2, 2.3, 2.8(A)(1) and 2.8(B); and
d. schedule 7

and the Principal Agreement shall be interpreted on the basis that the provisions so deleted were never contained in it.

3.2 In further consideration of the obligations of the Guarantor described in clause 2, the parties hereto agree that there will be no Tax Deed delivered by the Vendor to the Purchaser at Completion and all references to the Tax Deed in the Principal Agreement shall be deleted.

3.3 In accordance with clause 4.1 of the Principal Agreement, the Vendor hereby confirms to the Purchaser that the Completion Date shall be the date of this Agreement.

3.4 The parties hereto agree that this Agreement is made pursuant to clause 13.2(B) of the Principal Agreement.

3.5 The parties hereto each confirm that the conditions contained in schedule 4 to the Principal Agreement have been satisfied.

3.5	Save as expressly provided in this Agreement the terms and
conditions of the Principal Agreement shall remain in full force and effect.


/s/ Kieran Leonard
Signed by KIERAN LEONARD
Duly authorised for and on behalf of
DDL Europe Limited
In the presence of:

Neasa Quigley



/s/ Kieran Leonard
Signed by KIERAN LEONARD
Duly authorised for and on behalf of
Alina Limited
In the presence of:

Neasa Quigley



/s/ Edward Smith
Signed by EDWARD SMITH
Duly authorised for and on behalf of
SMTEK International, Inc.
In the presence of:

Kevin McVeigh


SCHEDULE

DEBTS AND CREDITORS

Debt                                              Creditor

50,000 (fifty thousand pounds sterling)        Arrow Electronics (UK)
Limited
                                                Edinburgh Way, Harlow,
Essex


8,374.41 (eight thousand three hundred
and seventy four pounds and forty one pence)     AVNET EMG Limited
                                                 Avnet House
                                                 Ruthford Close
                                                 Meadway
                                                 Stevenage SG1 2EH



SCHEDULE 1


1. All documents disclosed by the Vendor and the Vendor's Solicitors to the Purchaser and the Purchaser's Solicitors .

2. All information contained in replies to pre-contractual enquiries provided by the Vendor and the Vendor's Solicitors to the Purchaser and the Purchaser's Solicitors.

3. All information contained in the documents of title to the Property (copies of which have been provided to the Purchaser's Solicitors) and in all Property Certificates and Searches provided by the Vendor's Solicitors to the Purchaser's Solicitors.

4. All information contained in the Audited Accounts and Management Accounts of the Company.